Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our reports dated March 31, 2026, relating to the consolidated financial statements of BlockchAIn Digital Infrastructure, Inc. and One Blockchain LLC, respectively, as of December 31, 2025, which appear in this Form S-1 of BlockchAIn Digital Infrastructure, Inc.

Very truly yours,

/s/ Carr, Riggs & Ingram, L.L.C.

Carr, Riggs & Ingram, L.L.C

PCAOB ID Number: 213

Palm Beach Gardens, FL

June 2, 2026